EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference of our firm under the caption “Experts” and to the use of our report dated February 28, 2003, except for Note 13, as to which the date is October 21, 2003 in the Registration Statement (Form S-1) and the related Prospectus of Dynavax Technologies Corporation for the registration of shares of its common stock.

ERNST & YOUNG LLP

Palo Alto, California

The foregoing consent is in the form that will be signed upon the consummation of the reverse stock split described in Note 13 to the consolidated financial statements.

/s/ ERNST & YOUNG LLP

Palo Alto, California

October 21, 2003